UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-585-6795
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

240 S. Pineapple Avenue, Suite 701
Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.00001 par value per share Warrants to purchase Common Stock	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-187094

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A (this “Amendment”) amends the information set forth in the Form 8-A (the “Original Form 8-A”) filed with the Securities and Exchange Commission (the “SEC”) on June 26, 2013 by xG Technology, Inc. (the “Registrant”). The Registrant is adding warrants to purchase common stock as a security to be registered pursuant to Section 12(b) of the Act and is amending Item 1 “Description of Registrant’s Securities to be Registered” of the Original Form 8-A to give a description of the warrants.

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference the description of its common stock, par value $0.00001 per share, and its warrants to purchase common stock to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-187094), as initially filed with the Securities and Exchange Commission (the “Commission”) on March 7, 2013, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

xG TECHNOLOGY, INC.

Date: July 18, 2013	By:	/s/ John C. Coleman
John C. Coleman
Chief Executive Officer